                              September 18, 1996



Board of Directors
First Federal Savings and Loan
 Association of Cullman
325 2nd Street, S.E.
P.O. Box 249
Cullman, Alabama 35056-0249


     RE: Federal Income Tax Consequences Relating to Conversion of First Federal
         Savings and Loan Association of Cullman from a Federal Mutual Savings Institution to a Federal Stock Savings Institution and the Acquisition of the Stock Institution's Stock by a Stock Holding Company

Gentlemen:

     In accordance with your request, set forth herein is the opinion of this firm relating to the federal income tax consequences of the proposed conversion ("Conversion") of First Federal Savings and Loan Association of Cullman (the "Association") from a federal mutual savings institution (the Association in its mutual form is sometimes referred to as the "Mutual Association") to a federal stock savings and loan association (the Association in its stock form is sometimes referred to as the "Stock Association"), and the formation of a holding company parent, Southern Community Bancshares, Inc. (the "Holding Company"), which will acquire all of the outstanding stock of the Stock Association.

     For purposes of this opinion, we have examined such documents and questions of law as we have considered necessary or appropriate, including but not limited to the Plan of Conversion as adopted by the Association on June 10, 1996, as amended (the "Plan"); the Charter and Bylaws of the Mutual Association; the Charter and Bylaws of the Stock Association and the Certificate of Incorporation and Bylaws of the Holding Company. In such examination, we have assumed, and have not independently verified, the genuineness of all signatures on original documents where due execution and delivery are requirements to the effectiveness thereof. Captalized terms used herein and not defined herein, shall have the same meaning assigned in the Plan.

     In issuing our opinion, we have assumed that the Plan has been duly and validly authorized and has been approved and adopted by the board of directors of the Association at a meeting duly called and held; that the Association will comply with the terms and conditions of the Plan, and that the various representations and warranties which are provided to us are accurate, complete, true and correct. We express no opinion concerning tax matters under Alabama state law and local tax laws.
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Board of Directors
First Federal Savings and Loan
 Associaton of Cullman
Page 2

     In issuing the opinion set forth below, we have relied solely on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations (the "Regulations") thereunder, current administrative rulings, notices and procedures, and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we shall have no obligation to advise you of any change in any matter considered herein after the date hereof.

     In rendering our opinion, we have assumed that the persons and entities identified in the Plan will comply with all requirements of Code Section 368(a)(1)(F) and all other applicable state and Federal laws.

     For purposes of this opinion, we are relying on the representations provided to us by the Association, as set forth below.

                                REPRESENTATIONS
                                ---------------

     1. The Conversion has been and shall be implemented in accordance with the terms of the Plan and all conditions precedent contained in the Plan shall be performed or waived prior to the consummation of the Conversion.

     2. The fair market value of the withdrawable deposit accounts plus interests in the liquidation account ("Liquidation Account") of Stock Association to be received under the Plan, in each instance, shall be equal to the fair market value of the membership interests (i.e., withdrawable deposit accounts, voting and liquidation rights) in the Association surrendered in exchange therefor.

     3. Holding Company and Stock Association each have no current plan or intention to redeem or otherwise reacquire any of the stock issued in the proposed transaction.

     4. To the best of the knowledge of the management of the Association, there is no plan or intention by any member of the Association who holds more than 1% of the qualifying deposits in the Association, and there is no plan or intention on the part of the remaining members, to dispose of their withdrawable deposit accounts in Stock Association that would reduce their aggregate interest in the Liquidation Account as of the Effective Date of the Conversion, to less than 50% of the value of their interests in the Association as of the same date.

     5. Immediately following the consummation of the proposed transaction, Stock Association will possess the same assets and liabilities as the Mutual Association held immediately prior to the proposed transaction, plus proceeds from the sale of stock of Stock Association to Holding Company.
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Board of Directors
First Federal Savings and Loan
 Association of Cullman
Page 3

     6. Assets used to pay expenses of the Conversion (without reference to the expenses of the Community Offering) and all distributions (except for regular normal interest payments and other payments in the normal course of business made by the Mutul Association immediately preceding the transaction) will in the aggregate constitute less than one percent (1%) of the net assets of the Association.

     7. Following the proposed transaction, Stock Association will continue the historic business of the Mutual Association or use a significant portion of the Mutual Association's business assets.

     8. Stock Association has no plan or intention to sell or otherwise dispose of any of the assets of the Mutual Association acquired in the proposed transaction, except for dispositions in the ordinary course of business.

     9. There is no plan or intention for Stock Association to be liquidated or merged with another corporation following the Conversion.

     10. Neither the Stock Association nor the Holding Company has any plan or intention, either currently or at the time of the Conversion, to issue additional shares of stock following the proposed transaction, other than shares that may be issued to employees and/or directors pursuant to certain stock option and stock incentive plans or that may be issued to employee benefit plans.

     11. Stock Association has no current plan or intention to reacquire any of its stock issued in the proposed transaction.

     12. The Association is not under the jurisdiction of a court in any Title 11 or similar case within the meaning of Section 368(a)(3)(A). The proposed transaction does not involve a receivership, foreclosure, or similar proceeding before a federal or state agency involving a financial institution to which
Section 585 or 593 of the Code applies.

     13. Compensation to be paid to depositor-employees of the Association or Holding Company will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     14. No shares of Holding Company Conversion Stock will be issued to or purchased by depositor-employees of the Association or Holding Company at a discount or as compensation in the proposed transaction.

     15. No cash or other property will be given to Eligible Account Holders or others in lieu of (a) non-transferable subscription rights or (b) an interest in the Liquidation Account of Stock
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Board of Directors
First Federal Savings and Loan
 Association of Cullman
Page 4

Association.

     16.  Association has utilized a reserve for bad debts in accordance with
Section 593 of the Code.

     17. At the time of the proposed transaction, the fair market value of the assets of the Association on a going concern basis will equal or exceed the amount of its liabilities to be assumed plus the amount of liabilities to which the transferred assets are subject. Association will have a positive regulatory net worth at the time of the Conversion.

     18. Mutual Association, Stock Association and Holding Company are corporations within the meaning of Section 7701(a)(3) of the Code. Mutual Association and Stock Association are domestic building and loan associations within the meaning of Section 7701(a)(19)(C) of the Code.

     19. Neither Mutual Association nor Stock Association is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

     20. The exercise price of the subscription rights received by the Association's Eligible Account Holders and Supplemental Eligible Account Holders to purchase Holding Company Stock will be equal to the fair market value of the Holding Company Conversion Stock at the time of the completion of the proposed transaction as determined by an independent appraisal.

     21. The Association has received or will receive an opinion from an independent appraiser to the effect that the subscription rights to be received by Eligible Account Holders and Supplemental Eligible Account Holders and other eligible subscribers do not have any ascertainable fair market value.

     22. The Association's savings depositors will pay expenses of the conversion solely attributable to them, if any. Holding Company and the Association will pay their own expenses for the transaction and will not pay any expenses solely attributable to the savings depositors or to the Holding Company stockholders. The stockholders of Holding Company will pay the expenses incurred by themselves in connection with the proposed transaction.

     23. The Eligible Account Holders', Supplemental Eligible Account Holders', and Other Members' proprietary interests in the Association arise solely by virtue of the fact that they are account holders in the Association.

     24. No creditors of the Association or the depositors in their role as creditors, have taken any steps to enforce their claims against the Association by instituting bankruptcy or other legal proceedings, in either a court or appropriate regulatory agency, that would eliminate the proprietary
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Board of Directors
First Federal Savings and Loan
 Association of Cullman
Page 5

interests of the members prior to the Conversion of the Association including depositors as equity holders of the Association.

     25. The liabilities of the Mutual Association assumed by Stock Association plus the liabilities, if any, to which the transferred assets are subject were incurred by the Mutual Association in the ordinary course of its business and are associated with the assets transferred.

     26. Holding Company has no plan or intention to sell or otherwise dispose of the stock of Stock Association received by it in the proposed transaction.

     27. No amount of deposit accounts or deposits as of the Eligibility Record Date will be excluded from participation in the Liquidation Account.

                                    OPINION
                                    -------

       Based on the foregoing, and in reliance thereon, and subject to the conditions stated herein, it is our opinion that the following federal income tax consequences will result from the proposed Conversion:

     1.  The Conversion constitutes a reorganization within the meaning of
         Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized by the Association in its mutual form or in its stock form as a result of the Conversion.

     2. No gain or loss will be recognized by the Association upon the receipt of money from the Holding Company in exchange for the capital stock of the Association, as converted.

     3. The basis of the assets of the Association will be the same immediately after the Conversion as the basis in the Association's hands immediately prior to the Conversion.

     4. The holding period of the assets of the Association after the Conversion will include the period during which the assets were held by the Association before the Conversion.

     5. No gain or loss will be recognized by the deposit account holders of the Association upon the constructive issuance to them, in exchange for their respective withdrawable deposit accounts in the Association immediately prior to the Conversion, of withdrawable deposit accounts of equal dollar amount in the Association immediately after the Conversion, plus, in the case of Eligible Account Holders and
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Board of Directors
First Federal Savings and Loan
 Association of Cullman
Page 6

         Supplemental Eligible Account Holders, the interests in the Liquidation Account of the Association, as described below.

     6. The basis of the deposit accounts in the Association held by its deposit account holders immediately after the Conversion will be the same as the basis of their deposit accounts in the Association immediately prior to the Conversion.

     7. The basis of the interests in the Liquidation Account received by the Eligible Account Holders and Supplemental Eligible Account Holders will be zero and the basis of the nontransferable subscription rights received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will be zero (assuming that at distribution such rights have no ascertainable fair market value).

     8. No gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon the issuance to them of nontransferable subscription rights to purchase Common Shares (assuming that at issuance such rights have no ascertainable fair market value), and no taxable income will be realized by such Eligible Account Holders, Supplemental Eligible Account Holders or Other Members as a result of their exercise of such nontransferable subscription rights.

     9. The basis of the Common Shares to its shareholders will be the actual purchase price ($20.00) thereof (assuming that subscription rights of such shareholder, if any, have no ascertainable fair market value) and the holding period of such shares will commence on the day after the date of the purchase.

     10. Immediately, after the Conversion, the Association in its stock form will succeed to and take into account the tax attributes of the Association in its mutual form immediately prior to the Conversion, including the Association's earnings and profits or deficit in earnings and profits.

     11. The Association in its stock form will succeed to and take into account the dollar amounts of those accounts of the Association in its mutual form which represent bad debt reserves in respect of which the Association in its mutual form has taken a bad debt deduction for taxable years ending on or before the Conversion.


                                SCOPE OF OPINION
                                ----------------

     Our opinion is limited to the federal income tax matters described above and does not address
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Board of Directors
First Federal Savings and Loan
Association of Cullman
Page 7

any other federal income tax considerations or any federal, state, local, foreign or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the case law, Code, Treasury Regulations thereunder and Internal Revenue Service rulings as they now exist. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

                                    CONSENT
                                    -------

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on form SB-2 ("Registration Statement") of the Holding Company filed with the Securities and Exchange Commission with respect to the Conversion and as an exhibit to the application for Conversion on Form AC ("Form AC") of the Association filed with the OTS with respect to the Conversion. We also hereby consent to the references to this firm in the prospectus which is a part of both the Registration Statement and the Form AC.

                                 USE OF OPINION
                                 --------------

     This opinion is rendered solely for the benefit of the Holding Company, the Association and prospective investors in connection with the proposed transactions described herein and is not to be relied upon or used for any other purpose without our prior written consent.

                                     Very truly yours,

                                     /s/ Bayh, Connaughton & Malone, P.C.
                                     ------------------------------------

                                     BAYH, CONNAUGHTON & MALONE, P.C